Exhibit 32

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Potash Corporation of Saskatchewan Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Form 10-Q”), of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 5, 2004

/s/ William J. Doyle
William J. Doyle
President and Chief Executive Officer

Dated:   August 5, 2004

/s/ Wayne R. Brownlee
Wayne R. Brownlee
Senior Vice President, Treasurer, and Chief Financial Officer

     The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(6)(32) of Regulation S-K, section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q.